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                                                                     EXHIBIT 77H

RIVERSOURCE VARIABLE SERIES TRUST

For each of the following Funds:
RiverSource VP - Diversified Bond Fund
RiverSource VP - Cash Management Fund
RiverSource VP - Global Bond Fund
RiverSource VP - Diversified Equity Income Fund
RiverSource VP - Short Duration U.S. Government Fund
RiverSource VP - Income Opportunities Fund
RiverSource VP - Global Inflation Protected Securities Fund
RiverSource VP - Mid Cap Value Fund
Threadneedle VP - Emerging Markets Fund
VP - Davis New York Venture Fund
VP - Partners Small Cap Value Fund
VP - Goldman Sachs Mid Cap Value Fund
RiverSource VP - Limited Duration Bond Fund
RiverSource VP - Strategic Income Fund
VP - American Century Growth Fund
VP - Marsico Growth Fund
VP - Nuveen Winslow Large Cap Growth Fund
VP - MFS Value Fund
VP - NFJ Dividend Value Fund
VP - Morgan Stanley Global Real Estate Fund
VP - Jennison Mid Cap Growth Fund
VP - Columbia Wanger U.S. Equities Fund
VP - Partners Small Cap Growth Fund
VP - Invesco International Growth Fund
VP - Pyramis International Equity Fund
VP - AllianceBernstein International Value Fund
VP - Mondrian International Small Cap Fund
VP - Columbia Wanger International Equities Fund
VP - J.P. Morgan Core Bond Fund
VP - American Century Diversified Bond Fund
VP - Eaton Vance Floating-Rate Income Fund
VP - PIMCO Mortgage-Backed Securities Fund
VP - Wells Fargo Short Duration Government Fund:

During the fiscal year ended Dec. 31, 2010, the Fund served as an underlying investment of affiliated funds-of-funds (the Variable Portfolio Funds of Funds). The Variable Portfolio Funds of Funds and Columbia Management Investment Advisers, LLC, through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.